UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 1)

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange act of 1934

Date of Report: June 4, 2002

_________________

Date of the Earliest Event Reported: March 22, 2002
_________________

RIGHT MANAGEMENT CONSULTANTS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or other jurisdiction of incorporation)

0-15539 (Commission file number)	23-2153729 (IRS Employer Identification Number)

1818 Market Street, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (215) 988-1588

This Form 8-K/A, Amendment No. 1, is being filed to amend the Current Report on Form 8-K of Right Management Consultants, Inc. (the "Company"), in its entirety, which was filed with the Securities and Exchange Commission on April 5, 2002.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On March 22, 2002, we concluded our acquisition of all of the shares (“Shares”) of Atlas Group Holdings Limited (“Atlas”), the parent company of Coutts Consulting Group Limited (“Coutts”). Coutts is a London based career transition and organizational consulting firm with operations in Europe, Japan and Canada. The purchaser of the Shares was our wholly owned U.K. subsidiary, Right Associates Limited (“RAL”). The acquisition was made pursuant to a Share Purchase Agreement entered into on February 28, 2002.

The consideration paid for the Shares, the repayment of Atlas’ debt, and the costs of the transaction totaled approximately $106,331,000. Of this amount $53,579,000 was paid in cash to the sellers and an aggregate of $5,432,000 was paid by the issuance of loan notes by RAL to four individual sellers of the Shares. The notes are payable in seven years and bear interest at the rate of 4% per annum. Provisions of these notes allow the note-holders to redeem the notes within six months of the date of issuance. In connection with the acquisition, the Company also provided funds to repay all external financial debt of Atlas, which totaled approximately $44,618,000. Transaction costs, including legal fees and other professional fees, were approximately $2,702,000. The purchase price allocations for this acquisition are tentative and are based upon information available at this time, and accordingly are subject to change.

In accordance with the accounting principles generally accepted in the United Kingdom, Atlas’ 2001 revenue was approximately $92,000,000. The purchase price was based on a multiple of Atlas’ 2001 earnings before interest, taxes, depreciation and amortization.

The sellers of the Shares were seven institutions and five individuals. 3i Group plc and certain of its affiliates owned approximately 81% of the Shares and held approximately 74% of the debt. No relationship existed between any seller of the Shares and the Company prior to the acquisition. The five individual sellers have become employees of the Company, one of whom, Andrew McRae, has assumed responsibility for the combined European business of the Company and Coutts, and another of whom, Stephen Johnson, was elected to the Board of Directors of the Company at the Company’s Annual Meeting of Shareholders held on May 2, 2002.

Also on March 22, 2002, in connection with the Company’s acquisition of the Shares, the Company entered into a credit agreement with a syndicate of lenders including First Union National Bank as Administrative Agent (the “New Credit Agreement”). The New Credit Agreement provides for a maximum of $180,000,000 of total borrowings, consisting of a revolving loan commitment of $90,000,000 (the “Revolving Loan”) and a term loan of $90,000,000 (the “Term Loan”). The Revolving Loan and Term Loan are together referred to herein as the “Loans”. The Loans require the Company to meet certain financial and non-financial covenants as defined in the New Credit Agreement.

Initial proceeds of the Loans of $130,000,000, together with Company cash, were used to finance the acquisition and repay the Company’s outstanding indebtedness of $41,038,000 under an existing credit agreement, which has been terminated. The Company may borrow, repay and re-borrow funds during the five-year term of the Revolving Loan, subject to the financial covenants of the New Credit Agreement. As of March 31, 2002, approximately $36,000,000 remained available under the Revolving Loan. Future borrowings under the Revolving Loan will be used to finance working capital and other general corporate purposes, including permitted acquisitions. The Term Loan provides for repayment over its five-year term, as well as mandatory prepayments in certain circumstances and voluntary prepayments during its term as defined in the New Credit Agreement.

The Loans are secured by a pledge of substantially all of the tangible and intangible assets of the Company, including a pledge of shares of certain principal subsidiaries. Under the New Credit Agreement, future acquisitions may be subject to certain dollar amount limits. The limits range from an annual limit of $15,000,000 to no limit based on the Leverage Ratio as defined and set forth in the New Credit Agreement.

Interest on the Loans is variable and may be determined by the London Interbank Offered Rate (LIBOR) plus a margin ranging from 1.50% to 2.25%, based on the relationship of funded debt to the Company’s EBITDA as defined in the New Credit Agreement. Alternatively, the interest on the Loans may be determined by the greater of prime or the Federal Funds Effective Rate plus one half of 1%, plus a margin of up to 0.75%, based on the relationship of funded debt to the Company’s EBITDA as defined in the New Credit Agreement. The initial rate on Loans as of March 22, 2002 was 4.15%.

The foregoing are brief descriptions of the Share Purchase Agreement and the New Credit Agreement, copies of which have been filed as exhibits as noted below in Item 7. These descriptions are qualified by the terms of the Share Purchase Agreement and the New Credit Agreement, which are incorporated herein in their entirety.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired:

The following financial statements are filed as part of this Current Report on Form 8-K/A:

-	Atlas Group Holdings Limited Consolidated Financial Statements as of December 31, 2001 and 2000.

(b)	Unaudited pro forma financial information:

The following unaudited pro forma condensed consolidated financial information is filed as part of this Current Report on Form 8-K/A:

-	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2001; and

-	Unaudited notes to pro forma condensed consolidated statement of operations for the year ended December 31, 2001.

The unaudited proforma condensed consolidated balance sheet has been omitted, since the transaction is fully reflected in the historical condensed consolidated financial statements of Right Management Consultants, Inc. as of March 31, 2002, as filed with the Securities and Exchange Commission on Form 10-Q.

(c)	Exhibits:

Exhibit No.	Description
2.1

Purchase Agreement between and among Right Management Consultants, Inc. and its subsidiary Right Associates Limited and Atlas Group Holdings Limited, dated February 28, 2002. (Incorporated by reference to Exhibit 10.25 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed March 28, 2002).

2.2

Credit Agreement between Right Management Consultants, Inc. and its United States wholly owned subsidiaries and UBS Warburg LLC, Fleet National Bank, Suntrust Bank, Bank of America N.A., and First Union National Bank, dated March 22, 2002. (Incorporated by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed March 28, 2002).

ITEM 7 (a) Financial statements of business acquired:

INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF ATLAS GROUP HOLDINGS LIMITED

We have audited the accompanying consolidated balance sheets of Atlas Group Holdings Limited and subsidiaries as at December 31, 2001 and 2000 and the related statements of consolidated profit and loss accounts, consolidated cash flows, consolidated total recognised gains and losses and movements in shareholders’ (deficit) / funds for the years then ended, all expressed in pounds sterling. These financial statements are the responsibility of the management of Atlas Group Holdings Limited. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Atlas Group Holdings Limited and subsidiaries at December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of profit/(loss) for each of the two years in the period ended December 31, 2001 and the determination of shareholders’ (deficit)/funds at December 31, 2001 and 2000, to the extent summarised in note 27.

Deloitte & Touche

Chartered Accountants
London, England
March 22, 2002, except for Notes 27 and 28, as to which the date is June 4, 2002

CONSOLIDATED PROFIT AND LOSS ACCOUNTS
Years ended 31 December 2001 and 2000

	Note	Year ended 31 December 2001 £'000	Year ended 31 December 2000 £'000

TURNOVER	2	63,101	54,530
Administrative expenses		(57,490)	(55,214)

OPERATING PROFIT/(LOSS)	3, 4	5,611	(684)
Interest income and similar income		48	10
Interest expense and similar charges	7	(2,687)	(2,624)

PROFIT/(LOSS) ON ORDINARY
ACTIVITIES BEFORE TAXATION	1	2,972	(3,298)
Tax on profit/(loss) on ordinary activities	8	(1,273)	(773)

PROFIT/(LOSS) ON ORDINARY
ACTIVITIES AFTER TAXATION		1,699	(4,071)
Equity minority interests		(164)	107
Non-equity minority interests	26	(114)	(114)

PROFIT/(LOSS) FOR THE FINANCIAL YEAR		1,421	(4,078)
Dividend	20	(352)	-
Less: dividend waived	20	352	-

RETAINED PROFIT/(LOSS) FOR
THE FINANCIAL YEAR	21	1,421	(4,078)

All trading arises from continuing operations.

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES
Years ended 31 December 2001 and 2000

	Year ended 31 December 2001 £'000	Year ended 31 December 2000 £'000

Profit/(loss) for the financial year	1,421	(4,078)
Exchange translation effect on foreign currency net investments	(714)	(71)
Effect on UK tax of foreign exchange movement on currency borrowings	(206)	(70)
Loss arising on deemed partial disposal of subsidiary undertaking	-	(1,107)

Total recognised gains and losses for the year	501	(5,326)

The accompanying notes are an integral part of these financial statements.

RECONCILIATIONS OF MOVEMENTS IN SHAREHOLDERS' (DEFICIT)/FUNDS
Years ended 31 December 2001 and 2000

	Year ended 31 December 2001 £'000	Year ended 31 December 2000 £'000

Profit/(loss) for the financial year	1,421	(4,078)
Other recognised losses relating to the year	(920)	(1,248)
Issue of new ordinary shares	-	27

Net increase/(decrease) in shareholders' funds for the year	501	(5,299)
Opening shareholders' (deficit)/funds	(897)	4,402

Closing shareholders' deficit	(396)	(897)

The accompanying notes are an integral part of these financial statements.

BALANCE SHEETS
31 December 2001 and 2000

	Note	Group 31 December 2001 £'000	Company 31 December 2001 £'000	Group 31 December 2000 £'000	Company 31 December 2000 £'000

FIXED ASSETS
Intangible assets	10	30,819	-	33,649	-
Tangible assets	11	2,537	-	2,748	-
Investments	12	-	32,091	-	33,504

		33,356	32,091	36,397	33,504
CURRENT ASSETS
Stocks	13	347	-	208	-
Debtors	14	18,194	2,244	14,502	3,112
Cash at bank and in hand		2,724	277	2,127	327

		21,265	2,521	16,837	3,439

CREDITORS: amounts falling due
within one year	15	(31,745)	(13,782)	(22,687)	(6,378)

NET CURRENT LIABILITIES		(10,480)	(11,261)	(5,850)	(2,939)

TOTAL ASSETS LESS CURRENT LIABILITIES		22,876	20,830	30,547	30,565

CREDITORS: amounts falling due after
more than one year	16	(20,955)	(20,739)	(29,283)	(29,165)

PROVISIONS FOR LIABILITIES AND CHARGES	19	(315)	-	(276)	-

		1,606	91	988	1,400

MINORITY INTERESTS
Equity minority interests		(457)	-	(340)	-
Non-equity minority interests	26	(1,545)	-	(1,545)	-

		(396)	91	(897)	1,400

CAPITAL AND RESERVES
Called up share capital	20	360	360	360	360
Share premium account	21	2,893	2,893	2,893	2,893
Capital reserves	21	741	-	828	-
Profit and loss account	21	(4,390)	(3,162)	(4,978)	(1,853)

SHAREHOLDERS' (DEFICIT)/FUNDS		(396)	91	(897)	1,400

Equity shareholders' deficit		(3,229)	(2,742)	(3,730)	(1,433)
Non-equity shareholders' funds		2,833	2,833	2,833	2,833

		(396)	91	(897)	1,400

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED CASH FLOW STATEMENTS
Years ended 31 December 2001 and 2000

	Note	Year ended 31 December 2001 £'000	Year ended 31 December 2000 £'000

Net cash inflow from operating activities	22	7,518	2,461

Returns on investments and servicing of finance
Interest received		45	11
Interest paid		(752)	(1,960)
Non-equity dividends paid to minority interests		(163)	(114)
Interest element of hire purchase and finance lease rental payments		(52)	(56)

Net cash outflow from returns on investments and servicing of
finance		(922)	(2,119)

Taxation
UK corporation tax received		22	-
UK corporation tax paid		(341)	(109)
Overseas tax received		815	-
Overseas tax paid		(409)	(2,439)

Tax received/(paid)		87	(2,548)

Capital expenditure
Payments for purchase of tangible fixed assets		(898)	(1,112)
Receipts from sale of tangible fixed assets		40	118

Net cash outflow from capital expenditure		(858)	(994)

Acquisitions and disposals
Additional consideration and payment of professional costs in relation
to prior acquisition		(1,226)	-

Proceeds from deemed partial disposal of subsidiary undertaking		-	236

Net cash (outflow)/inflow from acquisitions and disposals		(1,226)	236

Net cash inflow/(outflow) before financing		4,599	(2,964)

Financing
Net proceeds from the issue of ordinary share capital		-	27
New loans drawn down		-	325
Repayment of loans		(2,047)	(1,359)
Capital element of hire purchase and finance lease rental payments		(367)	(495)

Net cash outflow from financing		(2,414)	(1,502)

Increase/(decrease) in cash for the year	22	2,185	(4,466)

The accompanying notes are an integral part of these financial statements.

RECONCILIATIONS OF CASH FLOW TO MOVEMENT IN NET DEBT
Years ended 31 December 2001 and 2000

	Year ended 31 December 2001 £'000	Year ended 31 December 2000 £'000

Increase/(decrease) in cash	2,185	(4,466)
Cash outflow from debt and lease financing	2,414	1,529

Change in net debt resulting from cash flows	4,599	(2,937)
Exchange differences	574	207
Other	(451)	(601)

Movement in net debt	4,722	(3,331)

Net debt at 1 January	(32,005)	(28,674)

Net debt at 31 December	(27,283)	(32,005)

The accompanying notes are an integral part of these financial statements.

NOTES TO THE FINANCIAL STATEMENTS

1.	ACCOUNTING POLICIES

Company structure

Atlas Group Holdings Limited, the “Company,” is the investment holding company. The “Group” represents Atlas Group Holdings Limited and its subsidiaries.

Statutory Financial Statements and Going Concern

These financial statements are not the United Kingdom statutory audited financial statements, a copy of which has been delivered to the Registrar of Companies. In their report on the statutory financial statements, which were prepared on the going concern basis, the auditors drew attention to the disclosures made by the directors concerning the uncertainty over continuation of support by the Company’s bankers. Their opinion was not qualified in this respect.

Subsequent to the issue of the statutory financial statements, the Group was acquired by Right Management Consultants, Inc. (“Right”). In view of the Group’s net liabilities and net current liabilities position, Right has given an undertaking to support the Company and Group for the foreseeable future and meet any liabilities as and when they fall due. On this basis, the directors consider it appropriate to prepare the financial statements on the going concern basis.

Accounting convention

The financial statements are prepared under the historical cost convention in accordance with applicable accounting standards. The particular policies adopted are set out below.

Basis of consolidation

The Group financial statements consolidate the financial statements of the Company and all its subsidiary undertakings, made up to 31 December each year. Acquisitions are included from the date of acquisition. Intercompany balances have been eliminated on consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the financial statements and the reported amounts of revenues and expenses during the year. In the preparation of these consolidated financial statements, estimates and assumptions have been made by management concerning the selection of useful lives of fixed assets and goodwill, provisions necessary for trade receivables and liabilities, income tax valuation allowances, estimated landing periods and other similar evaluations. Actual results could differ from those estimates.

Goodwill

Goodwill on acquisitions is calculated as the difference between the fair value of consideration paid and the fair value of identifiable assets and liabilities acquired, and is shown on the balance sheet as an intangible fixed asset. The amount of goodwill arising is capitalised and amortised over its estimated useful economic life.

Deemed disposal of subsidiary undertakings

The issue of shares in subsidiary undertakings to parties outside the Group is accounted for as a deemed disposal. The gain or loss on disposal is calculated as the difference between the Group’s share of net assets and goodwill before and after the issue of the new shares. The gain or loss arising is taken to the profit and loss reserve through the statement of recognised gains and losses, as permitted by Financial Reporting Standard 2, “Accounting for Subsidiary Undertakings.”

Fixed asset investments (company only financial information)

Fixed asset investments are carried at cost less provision for any impairment in value.

Depreciation

Depreciation is provided on fixed assets at rates calculated to write off the cost less estimated residual value of each asset evenly over its expected useful life as follows:

Short leasehold properties and improvements	-	over the lesser of the useful life of the asset or the period of lease
Fixtures, fittings and equipment	-	over three to ten years
Motor vehicles	-	over four years

Stocks

Stocks, comprising finished goods, are stated at the lower of cost and net realisable value using the first-in, first-out method.

NOTES TO THE FINANCIAL STATEMENTS

1.	ACCOUNTING POLICIES (continued)

Leasing and hire purchase commitments

Assets obtained under finance and hire purchase contracts are capitalised in the balance sheet and are depreciated over the lesser of the lease term or their estimated useful lives. The interest element of the rental obligations is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

Rentals paid under operating leases are charged to the profit and loss account on a straight line basis over the lease term.

Deferred taxation

Deferred taxation is provided on the liability method on all timing differences which are expected to reverse in the future, calculated at the rate at which it is estimated that tax will be payable.

Foreign currencies

In the financial statements of individual companies, monetary assets and liabilities denominated in foreign currencies are translated at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are recorded at the rates ruling at the date of each transaction. All differences are taken to the profit and loss account other than foreign exchange differences on foreign equity investments and related foreign currency borrowings which are taken to reserves in accordance with the provisions of SSAP 20, “Foreign Currency Translation.”

The assets and liabilities of overseas subsidiary undertakings and related foreign currency borrowings and goodwill are translated at the rates of exchange ruling at the balance sheet date. Their profit and loss accounts are translated at the average rate for the year. The exchange differences arising on translation are taken directly to reserves.

Pensions

The Group provides pension arrangements on both defined contribution and defined benefit bases. For defined contribution schemes, costs are charged to the profit and loss account as incurred. For defined benefit schemes the costs are accounted for on the basis of charging the expected cost of providing pensions over the period during which the Group benefits from the employees’ services. The effect of variations from regular cost are spread over the expected average remaining service lives of members of the scheme.

NOTES TO THE FINANCIAL STATEMENTS

2.	SEGMENTAL ANALYSIS

	Turnover		Profit on ordinary activities before taxation
Classes of business	Year ended 31 December 2001 £'000	Year ended 31 December 2000 £'000	Year ended 31 December 2001 £'000	Year ended 31 December 2000 £'000

Career consultancy and outplacement	63,101	54,530	7,866	3,311

Central costs			(430)	(2,077)

Goodwill amortisation			(1,825)	(1,918)

Operating profit/(loss)			5,611	(684)
Net interest payable and similar charges			(2,639)	(2,614)

Profit/(loss) on ordinary activities before
taxation			2,972	(3,298)

Central costs and central net liabilities comprise items which are attributable to the head office function and those attributable to more than one operating unit.

Turnover represents the amounts derived from the provision of services which fall within the Group’s ordinary activities, and is stated net of value added tax.

Geographical area	Turnover by origin and destination		Profit/(loss) on ordinary activities before taxation
	Year ended 31 December 2001 £'000	Year ended 31 December 2000 £'000	Year ended 31 December 2001 £'000	Year ended 31 December 2000 £'000

United Kingdom and Republic of Ireland	30,135	27,801	4,857	4,165
Continental Europe	18,833	16,552	410	(270)
Japan	11,715	8,464	2,078	(688)
North America	2,418	1,713	521	104

	63,101	54,530	7,866	3,311

Central costs			(430)	(2,077)

Goodwill amortisation			(1,825)	(1,918)

Net interest payable and similar charges			(2,639)	(2,614)

Profit/(loss) on ordinary activities before
taxation			2,972	(3,298)

NOTES TO THE FINANCIAL STATEMENTS

2.	SEGMENTAL ANALYSIS (continued)

Classes of business and geographical area	Net assets/ (liabilities) 31 December 2001 £'000	Net assets/ (liabilities) 31 December 2000 £'000

United Kingdom and Republic of Ireland	4,124	4,388
Continental Europe	916	(748)
Japan	(167)	2,425
North America	235	237

Career consultancy and outplacement	5,108	6,302

Central net liabilities	(5,603)	(7,799)
Goodwill	30,819	33,649
Bank and debenture loans	(28,718)	(31,164)
Minority interests	(2,002)	(1,885)

Net liabilities	(396)	(897)

Cash, overdrafts, and finance lease and hire purchase obligations have been allocated to the appropriate geographical area.

3.	OPERATING PROFIT/(LOSS)

	Year ended 31 December 2001 £'000	Year ended 31 December 2000 £'000

This is stated after charging/(crediting):

Audit fees	105	137
Other fees to auditors	239	160
Depreciation of owned fixed assets	1,060	1,036
Impairment of owned fixed assets	-	243
Depreciation of assets held under finance leases and hire purchase contracts	117	208
Amortisation of goodwill	1,825	1,918
Operating lease rentals:
- land and buildings	3,203	3,131
- plant and machinery	748	661
(Profit)/loss on disposal of fixed assets	(10)	(31)

Auditors' remuneration for the audit of the Company was £5,300 (2000: £5,150).

NOTES TO THE FINANCIAL STATEMENTS

4.	DIRECTORS’ REMUNERATION

Aggregate emoluments receivable by directors were £1,214,000 (2000: £975,000). In addition, directors received pension contributions of £60,000 (2000: £55,000) and compensation for loss of office of £160,000 (2000: nil).

The highest paid director received emoluments of £379,000 (2000: £241,000), which did not include pension contributions (2000: the emoluments of the highest paid director included pension contributions of £23,000).

Each of the executive directors is remunerated through a subsidiary company of the Company.

Pension contributions relate to amounts paid by the Group into the directors’ private pension schemes and also the Group’s own defined contribution scheme. Two of the directors are members of the Group’s defined contribution scheme (2000: two).

NOTES TO THE FINANCIAL STATEMENTS

5.	STAFF COSTS

	Year ended 31 December 2001 £'000	Year ended 31 December 2000 £'000

Wages and salaries	21,052	19,719
Social security costs	3,663	3,444
Other pension costs	970	470

	25,685	23,633

6.	NUMBER OF STAFF

	Year ended 31 December 2001 No.	Year ended 31 December 2000 No.

Training and operational	462	413
Office and administration	202	196

	664	609

7.	INTEREST PAYABLE AND SIMILAR CHARGES

	Year ended 31 December 2001 £'000	Year ended 31 December 2000 £'000

Bank loans and overdrafts	723	730
Finance charges payable under finance leases and hire purchase
contracts	58	56
Other loans	1,617	1,344
Amortisation of finance costs	289	494

	2,687	2,624

NOTES TO THE FINANCIAL STATEMENTS

8.	TAX ON PROFIT/(LOSS) ON ORDINARY ACTIVITIES

	Year ended 31 December 2001 £'000	Year ended 31 December 2000 £'000

The tax charge is made up as follows:

UK:
Corporation tax at 30%	492	274
Adjustment in respect of prior years	18	(9)
Overseas:
Current tax	1,165	523
Deferred tax	(225)	(37)
Adjustment in respect of prior years	(177)	22

	1,273	773

The tax charge for the year is higher than the UK standard rate of 30 per cent as a result of the effects of higher rates of overseas tax and expenses in the profit and loss account which are not eligible for tax relief.

9.	LOSS ATTRIBUTABLE TO MEMBERS OF THE COMPANY

As permitted by the Section 230 of the Companies Act, the profit and loss account of the Company is not presented as part of these financial statements.

The loss for the financial year dealt with in the financial statements of the Company amounted to £354,000 (2000: loss of £2,451,000).

NOTES TO THE FINANCIAL STATEMENTS

10.	INTANGIBLE FIXED ASSETS – GOODWILL

Group	31 December 2001 £'000

Cost
At 1 January	36,927
Additions	24
Foreign exchange adjustments	(1,029)

At 31 December	35,922

Accumulated amortisation
At 1 January	3,278
Charge for the year	1,825

At 31 December	5,103

Net book value
At 31 December 2001	30,819

At 31 December 2000	33,649

Goodwill is being amortised on a straight-line basis over 20 years, which is the period the directors estimate that the values of the underlying businesses acquired are expected to exceed the value of the underlying assets.

NOTES TO THE FINANCIAL STATEMENTS

11.	TANGIBLE FIXED ASSETS

Group	Short leasehold properties and improvements £'000	Fixtures, fittings and equipment £'000	Motor vehicles £'000	Total £'000

Cost At 1 January 2001	2,744	7,319	364	10,427
Additions	297	761	19	1,077
Disposals	(35)	(59)	(195)	(289)
Exchange movement	(79)	(114)	(1)	(194)

At 31 December 2001	2,927	7,907	187	11,021

Depreciation
At 1 January 2001	1,801	5,570	308	7,679
Charge for the year	285	852	40	1,177
Disposals	(32)	(36)	(183)	(251)
Exchange movement	(46)	(74)	(1)	(121)

At 31 December 2001	2,008	6,312	164	8,484

Net book value
At 31 December 2001	919	1,595	23	2,537

At 31 December 2000	943	1,749	56	2,748

The net book value of assets held under finance leases or hire purchase agreements is as follows:

Group	Fixtures, fittings and equipment £'000	Motor vehicles £'000	Total £'000

Net book value
At 31 December 2001	247	19	266

At 31 December 2000	194	43	237

NOTES TO THE FINANCIAL STATEMENTS

12.	INVESTMENTS

Investments held by the Company, directly and indirectly, are as follows:

2001 £'000

Shares in subsidiary undertakings
At 1 January 2001	33,504
Additions	24
Foreign exchange adjustment	(1,437)

At 31 December 2001	32,091

The principal subsidiary undertakings are listed below. All are held indirectly except Coutts Consulting Group Limited, and all are included in the consolidated financial statements.

Name of Company	Country of registration (or incorporation) and operation	Class of share holding	Proportion of shares and voting rights held	Nature of business
Coutts Consulting Group Limited	England and Wales	Ordinary	100%	Holding company
Coutts Holdings Limited	England and Wales	Ordinary	100%	Holding company
Coutts Career Consultants Limited	England and Wales	Ordinary	100%	Holding company
Coutts Consulting Limited	England and Wales	Ordinary	100%	Outplacement and career management consultants
Coutts PDC Limited	England and Wales	Ordinary	100%	Personal and management development consultants
Corecare Limited	England and Wales	Ordinary	100%	Employee counselling services
Coutts Outplacement International Limited	England and Wales	Ordinary	100%	Holding company
Coutts Consulting (Espana) SA	Spain	Ordinary	100%	Outplacement and career management consultants
Coutts Consulting (Deutschland) GmbH	Germany	Ordinary	100%	Outplacement and career management consultants
Garon Bonvalot SA	France	Ordinary	100%	Outplacement and career management consultants

NOTES TO THE FINANCIAL STATEMENTS

12.	INVESTMENTS (continued)

Name of Company	Country of registration (or incorporation) and operation	Class of share holding	Proportion of shares and voting rights held	Nature of business

Alternative International (Holdings) SA	Belgium	Ordinary	100%	Holding company
Coutts Alternative SA	Belgium	Ordinary	100%	Outplacement and career management consultants
Curriculum Plus NV	Belgium	Ordinary	100%	Outplacement and career management consultants
Scan-in SA	Belgium	Ordinary	100%	Outplacement and career management consultants
Alternative Srl	Italy	Ordinary	100%	Outplacement and career management consultants
Alternative Management	Luxembourg	Ordinary	100%	Outplacement and career management consultants
PHI Transition Limited	Ireland	Ordinary	100%	Outplacement and career management consultants
Coutts Alternative BV	Netherlands	Ordinary	100%	Outplacement and career management consultants
Coutts Consulting (Japan) Limited	Japan	Ordinary	89%	Outplacement and career management consultants
Coutts Job Search Limited	Japan	Ordinary	100%	Outplacement and career management consultants
Coutts Consulting (Schweitz) AG	Switzerland	Ordinary	100%	Outplacement and career management consultants
Murray Axmith & Associates Limited	Canada	Ordinary	100%	Outplacement and career management consultants

On 4 June 2000, Coutts Consulting (Japan) Limited (“CCJL”) issued share options to its directors and employees. The outstanding share options are exercisable from 1 January 2001 to 3 June 2004 at an exercise price of 271,000 yen per share. In the event that the remaining share options are fully exercised, the Group’s interest in CCJL will be reduced from 89% to 83.4%.

The Company operates an Employee Benefit Trust (“EBT”), which was established for the purpose of facilitating the long-term holding of interests in and ownership of shares in the Company. During the year, the Employee Benefit Trust acquired an interest in 47,216 ordinary shares, with a nominal value of £47,216, amounting to 1.5% of issued share capital. The Employee Benefit Trust acquired this interest for £2 from a director and an employee who lost office during the year. This acquisition was financed by the Company. The assets and liabilities of the EBT are consolidated in the Group’s financial statements. The number of own shares held as of 31 December 2001 was 47,216 (2000: nil).

NOTES TO THE FINANCIAL STATEMENTS

13.	STOCKS

	Group		Company
	31 December 2001 £'000	31 December 2000 £'000	31 December 2001 £'000	31 December 2000 £'000

Finished goods	347	208	-	-

14.	DEBTORS

	Group		Company
	31 December 2001 £'000	31 December 2000 £'000	31 December 2001 £'000	31 December 2000 £'000

Trade debtors	12,459	8,667	-	-
Other debtors	1,093	1,004	125	18
Prepayments and accrued income	3,219	2,917	30	190
Amounts owed by Group undertakings	-	-	2,089	2,904
Overseas tax recoverable	281	833	-	-
Deferred tax recoverable	203	-	-	-

Debtors falling due within one year	17,255	13,421	2,244	3,112

Debtors: amounts falling due after more than
one year
Other debtors	939	1,081	-	-

	18,194	14,502	2,244	3,112

15.	CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	Group		Company
	31 December 2001 £'000	31 December 2000 £'000	31 December 2001 £'000	31 December 2000 £'000

Bank overdrafts	1,037	2,481	314	2,411
Obligations under finance leases and hire
purchase contracts (note 17)	117	369	-	-
Bank loans (note 18)	7,979	1,999	7,979	1,999
Trade creditors	2,407	2,968	12	119
Other taxes and social security costs	3,316	2,162	145	145
Amounts owed to Group undertakings	-	-	2,343	-
Corporation tax payable	687	407	-	-
Overseas tax payable	1,109	113	-	-
Other creditors	2,527	4,159	267	484
Accrued expenses and deferred income	12,562	7,976	2,722	1,220
Preference dividends payable	4	53	-	-

	31,745	22,687	13,782	6,378

The bank overdraft and bank loans are secured by fixed and floating charges over all the Company’s assets.

NOTES TO THE FINANCIAL STATEMENTS

16.	CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

	Group		Company
	31 December 2001 £'000	31 December 2000 £'000	31 December 2001 £'000	31 December 2000 £'000

Obligations under finance leases and hire
purchase contracts (note 17)	135	118	-	-
Bank loans (note 18)	-	8,616	-	8,616
Debenture loans (note 18)	20,739	20,549	20,739	20,549
Other creditors	81	-	-	-

	20,955	29,283	20,739	29,165

17.	OBLIGATIONS UNDER FINANCE LEASES, HIRE PURCHASE CONTRACTS AND OPERATING LEASES

	Group		Company
	31 December 2001 £'000	31 December 2000 £'000	31 December 2001 £'000	31 December 2000 £'000

Gross obligations payable:
Within one year	126	376	-	-
Between one and two years	94	77	-	-
Between two and five years	46	54	-	-

	266	507	-	-
Finance charges allocated to future periods	(14)	(20)	-	-

	252	487	-	-

Finance leases and hire purchase contracts are
analysed as follows:
Current obligations (note 15)	117	369	-	-
Non-current obligations (note 16)	135	118	-	-

	252	487	-	-

NOTES TO THE FINANCIAL STATEMENTS

17.	OBLIGATIONS UNDER FINANCE LEASES, HIRE PURCHASE CONTRACTS AND OPERATING LEASES (continued)

The commitments under non-cancellable operating leases are as follows:

Group	Land and buildings 31 December 2001 £'000	Other 31 December 2001 £'000	Land and buildings 31 December 2000 £'000	Other 31 December 2000 £'000

Operating leases which expire:
Within one year	1,256	74	1,179	66
In the second to fifth year inclusive	3,087	159	1,434	558
Over five years	31	-	1,699	12

	4,374	233	4,312	636

The Company had no such commitments at 31 December 2001 or 31 December 2000.

NOTES TO THE FINANCIAL STATEMENTS

18.	LOANS AND MORTGAGES

	Group		Company
	31 December 2001 £'000	31 December 2000 £'000	31 December 2001 £'000	31 December 2000 £'000

Secured loans
Senior term	3,525	5,872	3,525	5,872
Mezzanine	3,464	3,689	3,464	3,689
Junior mezzanine	990	1,054	990	1,054
Unsecured loans
Shareholders' loan	20,739	20,549	20,739	20,549

	28,718	31,164	28,718	31,164
Less: amount due within one year (note 15)	(7,979)	(1,999)	(7,979)	(1,999)

Amount due after more than one year (note 16)	20,739	29,165	20,739	29,165

Amount of instalments falling due after five
years in respect of loans repayable by
instalments	15,554	20,739	15,554	20,739

Amount of loans not repayable by instalments
falling due after five years	-	-	-	-

Loans made to the Company and the Group, which amounted to £7,979,000 at 31 December 2001, require the Group to comply with a series of financial covenants. During the year ended 31 December 2001, the Group breached certain of these covenants which have rendered the loans repayable on demand. Accordingly, the loans are disclosed at 31 December 2001 as being payable within one year.

If the loans were not called in on demand by the Group’s bankers, the repayment profile would be:

	Group		Company
	31 December 2001 £'000	31 December 2000 £'000	31 December 2001 £'000	31 December 2000 £'000

Amounts falling due:
In one year or less	1,762	2,097	1,762	2,097
Between one and two years	1,762	1,911	1,762	1,911
Between two and five years	9,640	6,706	9,640	6,706
After five years	15,554	20,739	15,554	20,739

	28,718	31,453	28,718	31,453
Unamortised finance costs	-	(289)	-	(289)

	28,718	31,164	28,718	31,164

The senior term loan would be repayable by quarterly instalments between 30 September 2000 and 31 December 2003 and bears interest at 2% over London interbank offered rates (“LIBOR”).

The mezzanine loan would be repayable by four equal quarterly instalments between 31 March 2004 and 31 December 2004 and bears interest at 3.5% over LIBOR.

The junior mezzanine loan would be repayable on 31 March 2005 and bears interest at 3.5% over LIBOR.

NOTES TO THE FINANCIAL STATEMENTS

18.	LOANS AND MORTGAGES (continued)

These loans are jointly secured by fixed and floating charges over all the Company’s assets.

The unsecured shareholders’ loan is repayable in four equal annual instalments between 31 December 2006 and 31 December 2009. Interest on the unsecured loan is payable at 7% for the year to 31 December 2001, and 10% thereafter until repayment.

19.	PROVISIONS FOR LIABILITIES AND CHARGES

Group	Other provisions £'000	Deferred taxation £'000	Total £'000

At 1 January 2001	253	23	276
Additions	118	-	118
Utilised in the period	(46)	(23)	(69)
Foreign exchange	(10)	-	(10)

At 31 December 2001	315	-	315

Other provisions relate to the cost of retirement benefits made available by law or custom in certain overseas subsidiaries. The liabilities will in general fall due within ten years, but may be extended if employees continue service after the age of sixty.

The deferred taxation balance can be analysed as follows (brackets indicate deferred tax assets):

Group	Provided 31 December 2001 £'000	Not provided 31 December 2001 £'000	Provided 31 December 2000 £'000	Not provided 31 December 2000 £'000

Capital allowances in advance of depreciation	-	(153)	(5)	(206)
Other timing differences	(203)	(4,143)	28	(2,808)

	(203)	(4,296)	23	(3,014)

Deferred tax assets are included within debtors (see note 14).

The Company had no provisions for liabilities and charges at 31 December 2001 or 31 December 2000.

NOTES TO THE FINANCIAL STATEMENTS

20.	CALLED UP SHARE CAPITAL

The Company’s authorised shares and their nominal value for the 2001 and 2000 years were:

	Number of shares	Authorised nominal value £

Ordinary shares of £1 each	331,803	331,803
‘A’ ordinary shares of 1p each	3,016,300	30,163
‘B’ ordinary shares of £1 each	49,184	49,184

At 1 January and 31 December 2001	3,397,287	411,150

The Company’s allotted, called and fully paid shares for the 2001 and 2000 years were:

	Number of Shares	Nominal Value £
At 1 January 2000
Ordinary shares of £1 each	314,778	314,778
‘A’ ordinary shares of 1p each	2,833,000	28,330
Issued for cash - Ordinary shares of £1 each	17,015	17,015

At 31 December 2000	3,164,793	360,123

At 31 December 2001	3,164,793	360,123

A brief summary of the rights of each class of share is provided below:

Dividends

Distributable profits are to be paid out in the following order of priority: (i) to the holders of the A ordinary shares, a fixed cumulative dividend of 10p per share from 2001; (ii) to the holders of the A ordinary shares, a participating cumulative dividend of 10% of net profit for 2001 and 2002 and 20% of net profit thereafter; (iii) to the holders of ordinary, A ordinary and B ordinary shares pari passu, any further dividends declared. Deferred shares are not entitled to dividends.

2001 dividends

The holders of the A ordinary shares have conditionally waived their entitlement to both fixed and participating cumulative dividends for the year ended 31 December 2001. This waiver is contingent upon completion of the proposed offer by Right Management Consultants, Inc (“RMC”) to purchase the entire share capital of the Company.

As at the date of approving these financial statements, the directors have viewed the proposed sale to RMC as being more probable than not. On this basis, the dividend has been waived, as set out in the consolidated profit and loss account.

Should the sale to RMC not proceed, the ensuing year’s financial statements will need to reflect the waiver as being void.

Return of capital

The net assets of the Company are to be applied in the following order of priority: (i) £1 per share to the holders of the A ordinary shares; (ii) the amount subscribed to holders of the ordinary and B ordinary shares; (iii) to the holders of ordinary, A ordinary and B ordinary shares pari passu; (iv) to the holders of deferred shares when each ordinary share has received a distribution of £100,000 per share.

Warrants

The Company has issued warrants entitling their holders to subscribe at par for A ordinary shares if control of the Company is changed. The warrants are exercisable until 31 December 2025, and the maximum number of A ordinary shares that can be issued is such as to be 5.5% of the A ordinary shares in issue after exercise.

NOTES TO THE FINANCIAL STATEMENTS

21.	RESERVES

Group	Share premium £000	Capital reserve £000	Profit and loss account £000

At 1 January 2001	2,893	828	(4,978)
Retained profit for the year	-	-	1,421
Currency translation differences on foreign currency net
investments	-	(87)	(627)
Tax effect of foreign exchange movement on foreign currency
borrowings	-	-	(206)

At 31 December 2001	2,893	741	(4,390)

Company	Share premium £'000	Profit and loss account £'000

At 1 January 2001	2,893	(1,853)
Retained loss for the year	-	(354)
Tax effect of foreign exchange movement on foreign currency borrowings	-	(206)
Currency translation differences on foreign currency net investments	-	(749)

At 31 December 2001	2,893	(3,162)

Exchange differences of £686,000 arising on borrowings hedged against equity investments in overseas subsidiaries, and related tax charges of £206,000 have been offset in the reserves of the Group and the Company.

NOTES TO THE FINANCIAL STATEMENTS

22.	NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

All amounts disclosed in the consolidated cash flow statement relate to continuing activities.

Reconciliation of operating profit/(loss) to net cash inflow from operating activities

	Year ended 31 December 2001 £'000	Year ended 31 December 2000 £'000

Operating profit/(loss)	5,611	(684)
Depreciation and amortisation	3,002	3,162
Impairment of owned fixed assets	-	243
Profit on disposal of fixed assets	(10)	(31)
Increase in stocks	(143)	(126)
(Increase)/decrease in debtors	(3,632)	1,625
Increase/(decrease) in creditors (excluding bank loans)	2,690	(1,728)

Net cash inflow from operating activities	7,518	2,461

Cash outflows in respect of exceptional items during the year ended 31 December 2001 amounted to £440,000.

Movements in the Group’s net debt can be analysed as follows:

	At 31 December 2000 £'000	Cash flow £'000	Exchange difference £'000	Other non-cash movements £'000	At 31 December 2001 £'000

Analysis of net debt
Cash at bank and in hand	2,127	741	(144)	-	2,724
Bank overdrafts	(2,481)	1,444	-	-	(1,037)

	(354)	2,185	(144)	-	1,687

Bank and debenture loans due within one year	(1,999)	2,047	51	(8,078)	(7,979)
Bank and debenture loans due after more
than one year	(29,165)	-	637	7,789	(20,739)
Finance leases	(487)	367	30	(162)	(252)

	(31,651)	2,414	718	(451)	(28,970)

Net debt	(32,005)	4,599	574	(451)	(27,283)

Non-cash transactions for bank and debenture loans represent the amortisation of finance fees, and changes in the maturity of debt. Non-cash transactions for finance leases represent the inception of new loans. £277,000 of the cash balance at 31 December 2001 was subject to restrictions (2000: £264,000).

NOTES TO THE FINANCIAL STATEMENTS

23.	PENSION COMMITMENTS

Defined contribution scheme

The Group operates a defined contribution pension scheme under which the executive directors and certain employees are eligible, the latter on the basis of age and length of service. For defined contribution schemes, costs are charged to the profit and loss account as incurred. The total pension cost for the Group under this scheme was £376,000 (2000: £403,000).

Defined benefit scheme

As of 12 October 1998, the Group started a defined benefit pension scheme under which certain employees are eligible, the Coutts Consulting Group Civil Service Replacement Benefit Scheme (the “CS scheme”). The CS scheme is funded by the payment of contributions to separately trustee administered funds. Group contributions to the CS Scheme for the year ended 31 December 2001 were £134,000 (2000: £67,000).

A full actuarial valuation of the CS Scheme was performed as at 12 October 2001. This used the attained age method (considered most appropriate for a scheme with a small membership), and assumed a financial yield up to retirement of 7% per annum net of expenses, a financial yield after retirement of 6% per annum net, salary increases of 5% per annum, and no withdrawals. The market value of assets at the date of valuation was £354,000, which was 71% of the actuarial liabilities. The Group contribution rate for future service has been agreed at 45% of pensionable pay, and the Group will make additional contributions at a higher rate yet to be agreed in order to eliminate the deficiency of assets.

Financial Reporting Standard 17 ‘Retirement Benefits’

The Group has continued to account for pensions in accordance with SSAP 24, “Accounting for Pension Costs.” A new Financial Reporting Standard 17, Retirement Benefits, (“FRS 17”), was issued in November 2000 but it will not be mandatory for the Group and Company to comply fully with FRS 17 until the end of the 2003 financial year. Phased transitional disclosures, however, are required from this year onwards and these, to the extent not covered above, are provided below.

The actuarial valuation as at 12 October 2001 has been updated to 31 December 2001, in accordance with the advice of a qualified actuary using the projected unit method.

a) Actuarial assumptions

The major assumptions used in the calculation required under FRS 17 were:

At 31 December 2001

Rate of increase in salaries	4.0%
Rate of increase in pensions in payment	3.0-5.0%
Discount rate	5.9%
Inflation assumption	2.5%

NOTES TO THE FINANCIAL STATEMENTS

23.	PENSION COMMITMENTS (continued)

b) Scheme assets

The deficit in the scheme and the expected rate of return were

	Long-term rate of return expected 31 December 2001	Fair value at 31 December 2001 £'000

Equity	7.0%	321
Bonds	5.5%	62
Property	7.0%	9
Other	4.0%	15

Total fair value of assets		407
Present value of scheme liabilities		(510)

Deficit in the scheme		(103)
Related deferred tax		31

Net pension liability		(72)

This was the first actuarial valuation of the scheme since inception.

c) Analysis of reserves

Had FRS 17 been adopted for the current year, the profit and loss reserve would have been adjusted as follows:

31 December 2001 £'000

Profit and loss reserve excluding pension liability	(4,390)
Pension liability	(72)

Profit and loss reserve including pension liability	(4,462)

NOTES TO THE FINANCIAL STATEMENTS

24.	CAPITAL COMMITMENTS AND CONTINGENT LIABILITIES

Neither the Group nor the Company had any capital commitments or contingent liabilities at 31 December 2001.

25.	RELATED PARTY TRANSACTIONS

At 31 December 2001, the Company owed 3i Group plc £10,369,500 (2000: £10,369,500) in respect of unsecured loan stock. Interest charged by 3i Group plc on the loan stock for the period amounted to £742,386 (2000: £682,395). 3i Group plc is a related party of the Company as a result of its shareholding in the Company. During the year the Company paid fees of £25,000 (2000: £25,000) to a subsidiary of 3i Group plc.

26.	NON-EQUITY MINORITY INTERESTS

Coutts Consulting Group Limited (“CCG”), a subsidiary of the Company, has on issue 5,000,000 5p cumulative convertible redeemable preference shares of 5p each, and 3,750,000 8p second cumulative convertible redeemable preference shares of 5p each, of which 325,000 and 1,220,000 respectively are owned by shareholders outside the Company.

The 5p (net) cumulative convertible redeemable preference shares of 5p each (‘first convertible preference shares’) are redeemable, at the discretion of CCG, from 31 May 2005 at 100p per share and those outstanding must be redeemed at 100p per share on 30 September 2005.

These first convertible preference shares carry no voting rights unless (a) at the date of any notice convening any General Meeting, the dividend on such shares is six months or more in arrears, or (b) if the business of any General Meeting includes consideration for reducing the share capital of CCG or including the purchase of CCG’s own shares or otherwise varying the rights attaching to such shares.

On the winding up of CCG, the surplus assets of CCG shall first be applied to paying any arrears of dividend, secondly to repaying the nominal capital paid up on the shares and thirdly, paying to the holders of such shares a fixed premium of 95 pence per share.

The 8p (net) second cumulative convertible redeemable preference shares of 5p each (‘second convertible preference shares’) are redeemable, at the discretion of CCG, from 31 May 2008 at 100p per share and those outstanding must be redeemed at 100p per share on 30 September 2010.

These second convertible preference shares carry no voting rights unless (a) at the date of any notice convening any General Meeting, the dividend on such shares is six months or more in arrears, or (b) if the business of any General Meeting includes consideration for reducing the share capital of CCG or including the purchase of CCG’s own shares or otherwise varying the rights attaching to such shares.

On the winding up of CCG, the surplus assets of CCG shall first be applied to paying any arrears of dividend, secondly to repaying the nominal capital paid up on the shares and thirdly, paying to the holders of such shares a fixed premium of 95 pence per share, after having first met the distribution requirements attaching to the first convertible preference shares.

NOTES TO THE FINANCIAL STATEMENTS

27.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom (“UK GAAP”), which differ in certain material respects from those generally accepted in the United States (“US GAAP”).

The following is a summary of the adjustments to profit/(loss) for the financial year and shareholders’ (deficit)/equity required when reconciling such amounts recorded in the consolidated financial statements to the corresponding amounts in accordance with US GAAP.

Revenue recognition

Under the accounting standards of the United Kingdom, Atlas recognizes career transition revenue for the services provided, upon the estimated performance of its obligations under its service contracts. Revenue is recorded at the start of performance of services and is deferred on the balance sheet and recognized as the services are provided. For purposes of reconciling to US GAAP, career transition revenue has been adjusted to conform with the revenue recognition criteria under Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements.” Atlas’ career transition revenue has been adjusted to be recognised on a straight-line basis over the lives of programmes.

Goodwill

Under UK GAAP, costs of acquisition in excess of the fair value of the attributable net assets of acquired businesses at the date of acquisition must be capitalised and amortised over the estimated period of benefit. UK GAAP permits amendments to be made to the provisional fair value of assets and liabilities acquired, with a corresponding adjustment to goodwill, in the financial statements for the first full financial year following the acquisition. As a result, adjustments may be made in the financial year subsequent to the year of acquisition. Under US GAAP, due to a shorter timeframe, not all such subsequent adjustments may be made to goodwill.

Where the payment of consideration for an acquisition is to be made after the date of acquisition and is contingent upon uncertain future events, such as the future performance of the acquired company, UK GAAP requires reasonable estimates of the fair value amounts expected to be paid to be included in the cost of acquisition. US GAAP requires such contingent consideration to be recorded against goodwill only once the additional consideration is known with virtual certainty.

NOTES TO THE FINANCIAL STATEMENTS

27.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (Continued)

Derivative instruments

All of Atlas’ transactions in derivative financial instruments are undertaken for risk management purposes and are accounted for as hedging transactions under UK GAAP. Under UK GAAP, these derivative financial instruments are recorded at appropriate historical amounts.

For purposes of reconciling to US GAAP, the fair value of these derivative financial instruments was recorded to the balance sheet on adoption of Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” issued by the Financial Accounting Standards Board. Subsequent gains and losses related to changes in fair value have been calculated under the provisions of SFAS No. 133 and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities –  an amendment of FASB Statement No. 133.” Accordingly, adjustments have been made to recognise the adoption of these statements and to record these subsequent gains and losses directly into earnings.

Pension cost

In the Atlas’ consolidated financial statements, pension costs are accounted for in accordance with SSAP 24, “Accounting for Pension Costs,” with costs being charged to income over employees’estimated working lives. Under US GAAP, pension costs are determined in accordance with the requirements of SFAS No. 87 “Employers’Accounting for Pensions”and SFAS No. 88, “Employers’Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits.” Differences between the UK and US GAAP figures arise from the requirement to use different methods and assumptions for valuing scheme assets and a different method of amortising surpluses or deficits.

Deferred taxation

Under UK GAAP, deferred taxes are only provided to the extent an asset or liability is expected to crystallise. Under US GAAP, the Company has applied SFAS No. 109, “Accounting for Income Taxes” for all periods presented. SFAS No. 109 requires an asset and liability method of accounting whereby deferred taxes are recognised for the tax consequences of all temporary differences between the financial statement carrying amounts and the related tax bases of assets and liabilities. Under US GAAP, the effect on deferred taxes of a change in tax rate is recognised in income in the period that includes the enactment date. SFAS No. 109 requires deferred tax assets to be reduced by a valuation allowance if, based on the weight of available evidence, including cumulative losses in recent years, it is more likely than not that some portion or all of the deferred tax assets will not be realised.

During the years ended 31 December 2000 and 2001, valuation allowances of £1.9 million and £2.1 million, respectively, were recorded to reduce its deferred tax assets to estimated realisable value. The valuation allowance relates to the deferred tax assets arising from loss carryforwards attributable to the entities in the UK, Italy and the Netherlands.

The losses in Italy and the Netherlands are primarily operating losses while those in the UK comprise of capital losses and excess management charges. The losses in the UK are restricted in that they may be used to offset only certain types of income. Based on the historical levels and composition of income in these jurisdictions and projections of future income, management believes that it is more likely than not that the benefits of these tax assets will not be realised. However, if estimates of taxable income are revised, the amount of the deferred tax assets considered realisable may be adjusted in the future.

Minority interest

Due to the change in revenue recognition under US GAAP described above, the accounting for Atlas’minority interest provisions has been revised accordingly.

NOTES TO THE FINANCIAL STATEMENTS

27.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (Continued)

Profit/(loss)

For the Year Ended December 31,
	2001 £'000	2000 £'000

Profit/(loss) for the financial year	1,421	(4,078)

Revenue recognition	(1,704)	2,060
Goodwill amortisation	83	129
Goodwill adjustments	(445)	(488)
Cumulative effect of accounting change in respect to SFAS No. 133	14	--
Derivative instruments	(41)	--
Pension cost	74	(83)
Deferred tax benefit/(expense) of losses carried forward	(202)	308
Deferred tax benefit/(expense) of above US GAAP adjustments	519	(847)
Minority interest effect of the above US GAAP adjustments	(10)	(135)

Total US GAAP adjustments	(1,712)	944

Net loss according to US GAAP	(291)	(3,134)

Shareholders’ deficit

For the Year Ended December 31,
	2001 £'000	2000 £'000

Shareholders' deficit/funds as reported by Atlas	(396)	(897)

Revenue recognition	(10,193)	(8,489)
Cumulative effects on goodwill	(681)	(319)
Derivative instruments	(27)	--
Pension cost	(10)	(84)
Translation adjustments on the above	99	64
Deferred tax effect of loss carryforwards	647	849
Deferred tax effect of above US GAAP adjustments	3,649	3,130
Minority interest effect of the above US GAAP adjustments	51	61

Total US GAAP adjustments	(6,465)	(4,788)

Shareholders' deficit according to US GAAP	(6,861)	(5,685)

Rollforward analysis of shareholders’ (deficit) / equity

	2001 £'000	2000 £'000

Opening shareholders' deficit	(5,685)	(1,443)
Exchange translation effect of foreign currency net investments	(714)	(71)
Effect on UK tax of foreign exchange movement on currency borrowings	(206)	(70)
Loss arising on deemed partial disposal	-	(1,031)
Net loss according to US GAAP	(291)	(3,134)
Translation adjustment for shareholders' equity reconciling items	35	64

Closing shareholders' deficit	(6,861)	(5,685)

NOTES TO THE FINANCIAL STATEMENTS

27.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (Continued)

Consolidated statement of cash flows

The consolidated statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP by SFAS No. 95, “Statements of Cash Flows”. These standards differ, however, with regard to classification of items within the statements and as regards the definition of cash and cash equivalents.

Under UK GAAP cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure, acquisitions and disposal and financing activities. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP. The payment of dividends would be included as a financing activity under US GAAP. Under US GAAP overdrafts and restricted cash are not included in the definition of cash and cash equivalents, movements on the overdraft and restricted cash are treated as a financing cash flow.

Summary statements of cash flows presented under US GAAP are given below:

	Year Ended 31 December 2001 £'000	Year Ended 31 December 2000 £'000

Operating activities	6,683	(2,206)
Investing activities	(2,084)	(758)
Financing activities	(3,871)	998
Exchange movements	(144)	(32)

Net increase/(decrease) in cash and cash equivalents	584	(1,998)
Opening cash and cash equivalents	1,863	3,861

Closing cash and cash equivalents	2,447	1,863

Recently issued accounting pronouncements

SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), subsequently amended by SFAS No. 137 and SFAS No. 138. SFAS No. 133 requires the Company to record all derivatives on the balance sheet at fair value. Changes in derivative fair values will either be recognized in earnings as offsets to the changes in fair value of related hedged assets, liabilities and firm commitments or, for forecasted transactions, deferred and recorded as a component of other accumulated comprehensive income until the hedged transactions occur and are recognised in earnings. The ineffective portion of a hedging derivative’s change in fair value will be immediately recognised in earnings.

The Company adopted SFAS 133 on 1 January 2001. The transitional adjustment at this date, of £14,000, has been reported as the cumulative effect of an accounting change.

NOTES TO THE FINANCIAL STATEMENTS

27.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (Continued)

SFAS No. 141, “Business Combinations”

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141 “Business Combinations”(“SFAS 141”). SFAS 141 requires the purchase method of accounting for business combinations initiated after 30 June 2001 and eliminates the pooling-of-interests method. The Company does not believe that the adoption of SFAS 141 will have a significant impact on its financial statements.

SFAS No. 142, “Goodwill and Other Intangible Assets”

In June 2001, the Financial Accounting Standards Board issued SFAS No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”), which is effective 1 January 2002. SFAS 142 requires, among other things, the discontinuance of goodwill amortisation. In addition, the standard includes provisions for the reclassification of certain existing recognised intangibles as goodwill, reassessment of the useful lives of existing recognised intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is currently assessing, but has not yet determined, the impact of SFAS 142 on its financial position and results of operations.

SFAS No. 143, “Accounting for Asset Retirement Obligations”

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. SFAS 143 is effective for fiscal years beginning after 15 June 2002. The Company is currently assessing, but has not yet determined, the impact of adoption on its consolidated financial position or results of operations.

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”(“SFAS No. 144”). SFAS No. 144, which supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”(“SFAS No. 121), provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 does not apply to goodwill and other intangible assets that are not amortised. SFAS No. 144 is effective for fiscal years beginning after 15 December 2001. The Company is assessing, but has not yet determined, the impact of adoption on its consolidated financial position or results of operations.

28.	SUBSEQUENT EVENT

On 22 March 2002, the shareholders of Atlas sold all shares to Right Management Consultants, Inc. (“Right”). In addition, as part of this purchase, the Company’s bank debts and shareholder loans were repaid in full. The consideration consisted of £37,743,680 in cash and an aggregate of £3,813,196 by the issuance of loan notes by one of the subsidiaries of Right to four individual sellers of the shares.

ITEM 7 (b) Unaudited Pro Forma Financial Information:

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On 22 March 2002, Right Management Consultants, Inc. (“Right”) completed its previously announced acquisition (the “Acquisition”) of the outstanding shares of Atlas Group Holdings Limited (“Atlas”).

The following presents certain unaudited pro forma condensed consolidated financial information of Right for the year ended 31 December 2001. The unaudited pro forma condensed consolidated statements of operations were prepared as if the Acquisition took place on 1 January 2001. The financial statements give pro forma effect to (i) borrowings used to fund the Acquisition, (ii) the issuance of the loan notes to the four individual sellers, and (iii) preliminary allocation of the purchase price based upon the fair value of the assets acquired and liabilities assumed.

The unaudited pro forma condensed consolidated statements of operations reflect pro forma adjustments that are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed consolidated statements of operations do not purport to represent Right’s results of operations that would have resulted had the Acquisition been consummated as of the date or for the periods indicated. The pro forma condensed consolidated financial statements reflect preliminary estimates of the allocation of the purchase price for the Acquisition that may be adjusted. Management does not expect any such adjustments to be material.

The unaudited pro forma condensed consolidated statements of operations and accompanying notes should be read in conjunction with the historical financial statements of Right contained in its Form 10-K for the year ended 31 December 2001 and the historical financial statements of Atlas contained herein.

RIGHT MANAGEMENT CONSULTANTS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED 31 DECEMBER 2001
(Dollars and Shares in Thousands Except Earnings Per Share Data)
(Unaudited)

	RIGHT MANAGEMENT CONSULTANTS (1)	ATLAS GROUP HOLDINGS, LTD. (2)	PRO FORMA ADJUST- MENTS		PRO FORMA CONSOL- IDATED
Revenue:
Company office revenue	$307,323	$88,443	$ -		$395,766
Affiliate royalties	8,101	-	-		8,101

Total revenue	315,424	88,443	-		403,867
Expenses:
Consultants' compensation	123,339	40,105	-		163,444
Office sales and consulting support	24,946	7,138	-		32,084
Office depreciation	7,346	1,695	-		9,041
Office administration	79,640	28,888	-		108,528
General sales and administration	31,372	2,934	-		34,306
Depreciation and amortization	8,988	2,509	2,285	(3)	13,782

Total expenses	275,631	83,269	2,285		361,185

Income (loss) from operations	39,793	5,174	(2,285)		42,682

Interest income (expense), net	(2,496)	(3,801)	1,209	(4)	(5,088)

Income before income taxes	37,297	1,373	(1,076)		37,594

Provision for income taxes	17,728	1,377	(511	)(5)	18,594
Minority interest in
net income of subsidiaries	395	415	-		810

Net income (loss)	$19,174	$(419)	$(565)		$18,190

Basic earnings per share	$1.33				$1.26

Diluted earnings per share	$1.22				$1.16

Basic weighted average shares outstanding	14,416				14,416

Diluted weighted average shares outstanding	15,723				15,723

See accompanying notes to unaudited pro forma condensed consolidated financial information.

RIGHT MANAGEMENT CONSULTANTS, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED 31 DECEMBER 2001

On 22 March 2002, Right completed its previously announced acquisition of the outstanding shares of Atlas Group Holdings Limited (“Atlas”). The consideration paid for the shares, the repayment of Atlas’ debt, and the costs of the transaction totaled approximately $106,331,000. Of this amount $53,579,000 was paid in cash to the sellers and an aggregate of $5,432,000 was paid by the issuance of loan notes by one of Right’s subsidiaries to four individual sellers of the shares of Atlas. The notes are payable in seven years and bear interest at the rate of 4% per annum. Provisions of these notes allow the note-holders to redeem the notes within six months of the date of issuance. In connection with the acquisition, Right also provided funds to repay all external financial debt of Atlas, which debt totaled approximately $44,618,000. Transaction costs, including legal fees and other professional fees, were approximately $2,702,000. In connection with our acquisition of Coutts, we will incur certain costs to integrate Coutts' offices and personnel in to our network. At this time, we have not determined the timing, nature or amount of these cost we anticipate concluding our integration review during the second quarter of 2002.

Also on 22 March 2002, in connection with Right’s acquisition of the shares of Atlas, Right entered into a credit agreement with a syndicate of lenders including First Union National Bank as Administrative Agent (the “New Credit Agreement”). The New Credit Agreement provides for a maximum of $180,000,000 of total borrowings, consisting of a revolving loan commitment of $90,000,000 (the “Revolving Loan”) and a term loan of $90,000,000 (the “Term Loan”). The Revolving Loan and Term Loan are together referred to herein as the “Loans”. The Loans require Right to meet certain financial and non-financial covenants as defined in the New Credit Agreement.

Initial proceeds of the Loans of $130,000,000, together with cash from Right, were used to finance the acquisition and repay Right’s outstanding indebtedness of $41,038,000 under an existing credit agreement, which has been terminated. Right may borrow, repay and re-borrow funds during the five-year term of the Revolving Loan, subject to the financial covenants of the New Credit Agreement. The Term Loan provides for repayment over its five-year term as well as mandatory prepayments in certain circumstances and voluntary prepayments during its term as defined in the New Credit Agreement.

RIGHT MANAGEMENT CONSULTANTS, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED 31 DECEMBER 2001

The Acquisition will be accounted for in accordance with the purchase method. Based on a preliminary valuation of net tangible and intangible assets acquired, Right has allocated the total cost of the acquisition of Atlas as follows:

Purchase price:
Cash paid to sellers	$53,579,000
Loan Notes issued to sellers	5,432,000
Estimated transaction costs	2,702,000
Repayment of Atlas' debt	44,618,000

Total consideration	$106,331,000

Net tangible assets	$(12,204,000)
Identifiable intangible assets	23,970,000
Goodwill	94,565,000

$106,331,000

The purchase price allocations for this acquisition are tentative and are based upon information available at this time, and are accordingly subject to change.

The consolidated financial statements of Atlas contained in this Form 8-K/A have been prepared in accordance with UK GAAP. Atlas prepared its consolidated statements of operations for the periods presented in British Pounds. A reconciliation from Atlas' consolidated statements of operations reported in British Pounds to the U.S. GAAP consolidated statements of operations reported in U.S. dollars is contained in footnote 6 herein.

RIGHT MANAGEMENT CONSULTANTS, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED 31 DECEMBER 2001

The condensed consolidated statements of operations of Right are derived from its Form 10-K for the year ended 31 December 2001 as filed with the Securities and Exchange Commission.

The unaudited pro forma condensed consolidated statements of operations give effect to the Acquisition as if it had been consummated as of the beginning of the period presented. The adjustments which follow are those which are required by Article 11 of Regulation S-X.

Statement of Operations

(1) Represents Right’s historical consolidated statement of operations for the year ended 31 December 2001.

(2) Represents the historical consolidated statement of operations for Atlas in U.S. GAAP and U.S. dollars (see note 6 below).

(3) To eliminate the amortisation of Atlas’ goodwill balance and to recognise the amortisation expense related to certain identified other intangibles recorded by Right from the acquisitions of Atlas. These other intangibles have a definitive life of five years, and will be amortised over this period. The statement of operations for the twelve months ended December 31, 2001 reflects amortisation of the other intangibles. The goodwill resulting from Right’s acquisition of Atlas is not amortised based on the provisions of SFAS No. 142, which would have resulted in annual amortisation expense of approximately $6.3 million.

(4) To recognise interest expense on the financing under the New Credit Agreement completed for the acquisition of Atlas and on the issued loan notes. Also to eliminate the interest expense for Atlas’ debt and Right’s debt which were repaid in full at the time of the Acquisition.

RIGHT MANAGEMENT CONSULTANTS, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED 31 DECEMBER 2001

(5) Taxes

To record the income tax effect of the pro forma adjustments noted in 3 and 4 above.

(6) U.K. to U.S. Adjustments:

The historical consolidated statements of operations of Atlas in British Pounds were obtained from Atlas for the twelve months ended 31 December 2001. The unaudited condensed consolidated statements of operations are translated into U.S. dollars using the average exchange rate in effect during the period presented. The adjustments were determined by the management of Right.

A reconciliation of the unaudited condensed consolidated statement of operations of Atlas for the twelve months ended 31 December 2001 prepared in accordance with UK GAAP reported in British Pounds to U.S. GAAP reported in U.S. dollars is as follows:

ATLAS GROUP HOLDINGS LIMITED
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
TWELVE MONTHS ENDED 31 DECEMBER 2001
(Unaudited)

	Atlas Group Holdings, Ltd. UK GAAP £ in 000's	Adjustments £ in 000's	Atlas Group Holdings, Ltd. US GAAP £ in 000's	Atlas Group Holdings, Ltd. US GAAP US$ in 000's
Revenue:
Company office revenue	63,101	(1,704)	61,397	$88,443
Affiliate royalties	-	-	-	-

Total revenue	63,101	(1,704)	61,397	88,443
Expenses:
Consultants' compensation	27,888	(49)	27,839	40,105
Office sales and consulting support	4,955	-	4,955	7,138
Office depreciation	1,177	-	1,177	1,695
Office administration	20,077	(22)	20,055	28,888
General sales and administration	1,568	469	2,037	2,934
Depreciation and amortization	1,825	(83)	1,742	2,509

Total expenses	57,490	315	57,805	83,269

Income from operations	5,611	(2,019)	3,592	5,174

Interest income (expense), net	(2,639)	-	(2,639)	(3,801)

Income before income taxes	2,972	(2,019)	953	1,373

Provision for income taxes	1,273	(317)	956	1,377

Minority interest in net income of subsidiaries	164	10	174	251

Non-equity minority interests	114	-	114	164

Net income	1,421	(1,712)	(291)	$(419)

RIGHT MANAGEMENT CONSULTANTS, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED 31 DECEMBER 2001

A summary of the differences between accounting principles generally accepted in the United Kingdom and accounting principles generally accepted in the United States is included in Note 27 in the Notes to the Financial Statements of Atlas Group Holdings Limited 2001 Annual Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHT MANAGEMENT CONSULTANTS, INC. (Registrant)

Date: June 4, 2002	By:	/S/ CHARLES J. MALLON
Charles J. Mallon Executive Vice President and Chief Financial Officer